UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

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  |_|    Preliminary Proxy Statement
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         Rule 14a-6(e)(2))
  |X|    Definitive Proxy Statement
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  |_|    Soliciting Material Pursuant to ss.240.14a-12

                              UNITED CAPITAL CORP.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

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

                              UNITED CAPITAL CORP.

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 2007

                                 --------------



To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of UNITED CAPITAL CORP., a Delaware corporation ("we," "our" or the "Company"), will be held at the offices of the Company, 9 Park Place, Great Neck, New York 11021, on June 19, 2007, at 10:00 A.M., Local Time, for the following purposes:

         1. To elect seven (7) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified; and

         2. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 21, 2007 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

                                        By Order of the Board of Directors



                                        ANTHONY J. MICELI
                                        Secretary

Dated:   May 22, 2007



 WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              UNITED CAPITAL CORP.
                                  9 PARK PLACE
                           GREAT NECK, NEW YORK 11021

                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 19, 2007

                                ----------------


                                  INTRODUCTION
         This Proxy Statement is being furnished to stockholders by the Board of Directors (the "Board of Directors" or the "Board") of United Capital Corp., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at the 2007 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of the Company, 9 Park Place, Great Neck, New York 11021, on June 19, 2007, at 10:00 A.M., Local Time, or at any adjournment thereof.

         The principal executive offices of the Company are located at 9 Park Place, Great Neck, New York 11021. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is May 22, 2007.

                        RECORD DATE AND VOTING SECURITIES
         Only stockholders of record at the close of business on May 21, 2007, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the close of business on the Record Date, there were 8,292,543 outstanding shares of the Company's common stock, $.10 par value (the "Common Stock"). Each of such shares is entitled to one vote. There was no other class of voting securities of the Company outstanding on that date. All shares of Common Stock have equal voting rights. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES
         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as Directors of the persons who have been nominated by the Board of Directors; and (ii) for any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each executive officer, and nominee for election as a director and by all directors and executive officers of the Company as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER                                  SHARES BENEFICIALLY OWNED        PERCENTAGE OF CLASS (9)
----------------------------------------------                    --------------------------------  -----------------------------
A.F. Petrocelli                                                             9,378,916(1)(2)                    77.2%
9 Park Place
Great Neck, NY 11021

Beverly Petrocelli                                                          9,378,916(2)                       77.2%
c/o 9 Park Place
Great Neck, NY 11021

Anthony J. Miceli                                                             263,900(3)                        3.1%

Michael T. Lamoretti                                                          302,000(4)                        3.5%

Michael J. Weinbaum                                                           346,036(5)                        4.0%

Howard M. Lorber                                                              238,000(6)                        2.8%

Robert M. Mann                                                                101,400(7)                        1.2%

Arnold S. Penner                                                              138,000(8)                        1.6%

All executive officers and directors as a group (7 persons)                10,768,252(1)(3)(4)(5)              80.2%
                                                                                     (6)(7)(8)(9)

-------------------

(1) Mr. Petrocelli owns directly 4,515,448 shares of Common Stock and presently exercisable options to purchase 3,863,468 shares of Common Stock. Also includes 1,000,000 shares held by Mrs. Petrocelli, the wife of Mr. Petrocelli. Such shares may be deemed to be beneficially owned by Mr. Petrocelli. Does not include shares held by the adult children or grandchildren of Mr. Petrocelli. Mr. Petrocelli disclaims beneficial ownership of the shares held by his wife, adult children and grandchildren.

(2) Mrs. Petrocelli is the wife of Mr. Petrocelli. Includes 1,000,000 shares of Common Stock held by Mrs. Petrocelli, 8,378,916 shares held by Mr. Petrocelli (which includes presently exercisable options to purchase 3,863,468 shares of Common Stock). Such shares may be deemed to be beneficially owned by Mrs. Petrocelli. Mrs. Petrocelli disclaims beneficial ownership of all shares held by Mr. Petrocelli. Does not include shares held by the adult children or grandchildren of Mrs. Petrocelli. Mrs. Petrocelli disclaims beneficial ownership of the shares held by her adult children and grandchildren.

(3) Consists of 3,900 shares of Common Stock and presently exercisable options to purchase 260,000 shares of Common Stock.

(4) Consists of presently exercisable options to purchase 302,000 shares of Common Stock. Does not include 363,600 shares held in trust (with the wife of Mr. Lamoretti serving as trustee) for the benefit of the minor children of Mr. Lamoretti. Mr. Lamoretti disclaims beneficial ownership of the shares held in trust for his children.

(5) Consists of 6,036 shares of Common Stock held by Mr. Weinbaum and presently exercisable options to purchase 340,000 shares of Common Stock. Does not include 363,600 shares held in trust (with the wife of Mr. Weinbaum serving as trustee) for the benefit of the minor children of Mr. Weinbaum. Mr. Weinbaum disclaims beneficial ownership of the shares held in trust for his children.

(6) Includes 100,000 shares owned by Lorber Alpha II, L.P. (an entity in which Mr. Lorber may be deemed to be a control person). Mr. Lorber disclaims beneficial ownership of all shares owned Lorber Alpha II, L.P. Also includes presently exercisable options to purchase 138,000 shares of Common Stock.

(7) Consists of 1,400 shares of Common Stock and presently exercisable options to purchase 100,000 shares of Common Stock.

(8) Consists of presently exercisable options to purchase 138,000 shares of Common Stock.

(9) Includes the shares of Common Stock subject to options which are presently exercisable and held by directors and executive officers as a group for purposes of calculating the respective percentages of Common Stock owned by such individuals or by the executive officers and directors as a group.

                        PROPOSAL I--ELECTION OF DIRECTORS
NOMINEES

         Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next Annual Meeting of Stockholders of the Company and until their successors shall be duly elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors. All nominees are currently directors of the Company. The terms of the current directors expire at the Meeting and when their successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the nominees and certain information concerning them are set forth below:

                                                                                                        FIRST YEAR
        NAME                             PRINCIPAL OCCUPATION                        AGE              BECAME DIRECTOR
----------------------    --------------------------------------------------    ---------------    ----------------------
A.F. Petrocelli           Chairman of the Board, President and                        63                   1981
                             Chief Executive Officer

Michael T. Lamoretti      Vice President - Real Estate Operations                     39                   2005

Howard M. Lorber *        President and Chief Executive Officer of                    58                   1991
                             Vector Group Ltd.

Robert M. Mann *          Private Investor - Apparel Industry                         65                   2001

Anthony J. Miceli         Vice President, Chief Financial Officer                     44                   1996
                             and Secretary

Arnold S. Penner *        Self-employed real estate investor and                      70                   1989
                             broker

Michael J. Weinbaum       Vice President - Real Estate Operations                     40                   2005

---------------

* Independent Director under rules established by the American Stock Exchange. The Company is a "Controlled" company under such rules in that Mr. Petrocelli owns more than 50% of the outstanding Common Stock of the Company.

         A.F. PETROCELLI, has been Chairman of the Board and Chief Executive Officer of the Company since December, 1987, President of the Company since June, 1991 and from June, 1983 to March, 1989 and a Director of the Company since June, 1981. Mr. Petrocelli was Chairman of the Board of Directors, President and Chief Executive Officer of Prime Hospitality Corp. ("Prime"), a New York Stock Exchange listed company from 1998 until its sale to an affiliate of The Blackstone Group in October 2004. Mr. Petrocelli is also a director of the Boyar Value Fund (a public mutual fund) and Nathan's Famous Inc. ("Nathan's").

         MICHAEL T. LAMORETTI, has been a Director of the Company since April, 2005 and has been a Vice President in the Company's real estate operations for more than twelve years. Mr. Lamoretti is a son-in-law of Mr. Petrocelli. Mr. Lamoretti is a member of the Real Estate Board of New York, the International Council of Shopping Centers and a member of the board of the Great Neck Plaza Management Council.

         HOWARD M. LORBER, has been a Director of the Company since 1991. In addition, Mr. Lorber has been the Executive Chairman of Nathan's since January 2007. Previously at Nathan's, Mr. Lorber served as Chairman of the Board from 1990 until January 2007 and Chief Executive Officer from 1993 until January 2007. Also, Mr. Lorber has been the President and Chief Executive Officer of Vector Group Ltd. since January 2006. Previously, Mr. Lorber served as the President and Chief Operating Officer of Vector Group Ltd. from January 2001 until January 2006. Mr. Lorber was President, Chief Operating Officer and a Director of New Valley Corporation from November 1994 until its merger with Vector Group in December 2005. For more than the past five years, Mr.

Lorber has been a stockholder and a registered representative of Aegis Capital Corp. and Chairman of the Board of Ladenburg Thalmann Financial Services.

         ROBERT M. MANN, has been a Director of the Company since June 2001. Mr. Mann has been a private investor in the apparel industry for more than five years.

         ANTHONY J. MICELI, has been a Director, a Vice President and Chief Financial Officer of the Company since June, 1996 and prior thereto was the Corporate Controller of the Company for more than eight years. Mr. Miceli is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and New Jersey Society of Certified Public Accountants.

         ARNOLD S. PENNER, has been a Director of the Company since 1989 and has worked for more than the past five years as a private real estate investor and as a self-employed real estate broker in New York.

         MICHAEL J. WEINBAUM, has been a Director of the Company since April, 2005 and has been a Vice President in the Company's real estate operations for more than twelve years. Mr. Weinbaum is a son-in-law of Mr. Petrocelli. Mr. Weinbaum is a member of the International Council of Shopping Centers.


RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
NOMINEES.

                              CORPORATE GOVERNANCE

         The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the American Stock Exchange ("AMEX") has instituted corporate governance and listing requirements.

CODE OF BUSINESS CONDUCT AND ETHICS

         We have also adopted a Code of Business Conduct and Ethics for directors, officers and employees of the Company. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. Such Code of Business Conduct and Ethics was filed as an exhibit to the Company's report on Form 10-Q for the quarter ended June 30, 2006.


              MEETINGS, BOARD COMMITTEES AND DIRECTORS COMPENSATION

         The Board of Directors held one meeting during the year ended December 31, 2006. Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each annual stockholders' meeting. In 2006, all of the Directors attended the Company's annual meeting of stockholders and each Director attended all of the meetings of the board and committees on which he served. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

         The Company has an Audit Committee whose members are Howard M. Lorber, Arnold S. Penner and Robert M. Mann, the independent, non-employee directors of the Company. The principal responsibilities of the Audit Committee are described in the Audit Committee Charter that was approved by the Board of Directors and attached to this Proxy Statement as Appendix A. The Audit Committee annually appoints independent public accountants to serve as auditors of the Company's books, records and accounts, reviews the scope of the audits performed by such auditors and the audit reports prepared by them, and reviews and monitors the Company's internal accounting procedures. The Company also has a standing Compensation and Stock Option Committee whose members are Howard M. Lorber and Arnold S. Penner, both of whom are independent, non-employee, directors of the Company. The Compensation and Stock Option Committee recommends to the Board of Directors compensation for the Company's key employees and administers the Company's Incentive and Non-Qualified Stock

Option Plan (the "Plan") and the Company's 1988 Joint Incentive and Non-Qualified Stock Option Plan (the "Joint Plan") and awards stock options thereunder.

         The Company does not have a Nominating Committee and/or a formal policy or process by which stockholders may make recommendations to the Board of candidates to be considered for nomination as Directors because (i) the functions customarily attributable to this Committee are performed by the Board of Directors, (ii) the Board of Directors only consists of seven members and
(iii) the Company is a "controlled" company under rules established by AMEX in that Mr. Petrocelli owns more than 50% of the outstanding Common Stock of the Company. The Board has not established a formal process for identifying and evaluating nominees for Director, although generally it may use multiple sources, including referrals from current Directors. The Board of Directors has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election. The Board believes that nominees should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company's stockholders. The Board of Directors seeks to ensure that the composition of the Board at all times reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company's and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

         Directors of the Company who are not officers of the Company are entitled to receive compensation for serving as directors in the amount of $6,000 per annum and $500 per Board meeting and Committee meeting attended. The following table reflects all compensation earned and paid to the non-employee directors of the Company during the 2006 calendar year for services rendered to the Company:

                           DIRECTOR COMPENSATION TABLE

                                                                  FEES EARNED
                                                                  OR PAID IN
NAME                                                                 CASH
----------------------------------------------------------------- -----------
Howard M. Lorber ................................................  $ 9,000
Robert M. Mann ..................................................    8,500
Arnold S. Penner ................................................    9,000

         The aggregate number of outstanding stock options held by each independent, non-employee director as of December 31, 2006 was 138,000, 100,000 and 138,000 for Messrs. Lorber, Mann and Penner, respectively.

                             AUDIT COMMITTEE REPORT

         The members of the Audit Committee at the end of the fiscal year ended December 31, 2006 were Messrs. Lorber, Mann and Penner, each of whom are "independent directors" (as "independent director" is defined pursuant to Section 121(A) of the listing standards of the AMEX). The Audit Committee met four times during the fiscal year ended December 31, 2006. The Company has determined that Mr. Lorber is a "financial expert" as defined by the rules promulgated under the Sarbanes-Oxley Act.

         The Audit Committee adopted a written charter during fiscal 2001. The Audit Committee subsequently adopted an Amended and Restated Audit Committee charter, a copy of which is attached to this Proxy Statement. The Company's independent auditors are responsible for auditing the Company's financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

         In connection with the audit of the Company's financial statements for the year ended December 31, 2006, the Audit Committee met with representatives from Goldstein Golub Kessler LLP ("GGK"), the Company's independent auditors. The Audit Committee reviewed and discussed with GGK, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

         On March 26, 2007, the Audit Committee received from GGK the written disclosures and the letter regarding GGK's independence required by Independence Standards Board of Standard No. 1.

         In addition, the Audit Committee reviewed and discussed with the Company's management the Company's audited financial statements relating to the fiscal year ended December 31, 2006 and has discussed with GGK the independence of GGK.

         Based upon review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's financial statements audited by GGK be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

                                         THE AUDIT COMMITTEE
                                         Howard M. Lorber
                                         Robert M. Mann
                                         Arnold S. Penner


                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

         Set forth below is a description of the Company's decision making process for compensating the chief executive officer, chief financial officer and the Company's other two executive officers who are referred to individually as the Named Executive Officer ("NEO") and collectively as the Named Executive Officers ("NEOs").

INTRODUCTION

         The goal of executive officer compensation is to enable the Company to attract and retain superior executive officers capable of maximizing the Company's performance for the benefit of its stockholders. Our NEOs are compensated with a combination of base salary, cash bonus and equity compensation which is designed to be competitive with comparable employers and structured to align the NEOs compensation with the interests of our stockholders.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The philosophy of our Compensation and Stock Option Committee is to closely align compensation paid to executive officers with the achievement of the Company's annual and long-term performance goals. In establishing compensation for our NEOs, the following are the Compensation and Stock Option Committee's objectives:

         o Setting levels of compensation designed to attract and retain superior executives in a highly competitive business environment;

         o Providing incentive compensation that varies directly with the Company's financial performance and the impact of individual initiative and achievement on such financial performance;

         o Linking compensation to elements which effect the Company's annual and long-term performance;

         o Evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources; and

         o Establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive.

         To achieve these objectives, our overall compensation program aims to pay our NEOs competitively, consistent with our success and their contribution to that success.

         We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation, although the Compensation and Stock Option Committee may elect to retain such a consultant in the future, if it determines that so doing would be helpful in developing, implementing or maintaining compensation plans.

         The Compensation and Stock Option Committee annually reviews the aggregate level of executive compensation, as well as the mix of elements used to compensate our NEOs. In addition, the Compensation and Stock Option Committee has historically taken into account input from publicly available data relating to the compensation practices and policies of other companies within and outside our industry. The Compensation and Stock Option Committee considers our executive compensation versus the compensation paid by such peer companies. While such comparisons may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique, we generally believe that such information is an important part of our compensation-related decision-making process.

         Although, generally, we believe that executive base salaries should be targeted taking into consideration the median range of salaries for executives in similar positions at comparable companies, we recognize that, to attract and retain superior key individuals, such as the NEOs, the Compensation and Stock Option Committee may determine that it is in our best interests to negotiate total compensation packages with our NEOs that may deviate from the general principle of targeting total compensation at the median level of our peers. Actual pay for each NEO is determined within this structure, driven by performance of the NEO over time, as well as our annual performance.

                      DETERMINATION OF COMPENSATION AWARDS

CHIEF EXECUTIVE OFFICER

         The Compensation and Stock Option Committee determines the compensation of the Chief Executive Officer of the Company. The Committee's determination regarding compensation is based on a number of factors including, in order of importance:

         o Setting levels of compensation designed to attract and retain superior executives in a highly competitive business environment;

         o   Consideration of the Company's financial performance;

         o Consideration of the individual's initiative and achievement to the Company.

         In addition, due to Mr. Petrocelli's substantial equity position in the Company, the Compensation and Stock Option Committee has determined it is appropriate to compensate Mr. Petrocelli in cash, rather than through equity grants and accordingly the Company does not anticipate granting any stock options to Mr. Petrocelli in 2007.

EMPLOYMENT AGREEMENT

         Due to Mr. Petrocelli's unique qualifications, and his position in the Company, we have an employment agreement with Mr. Petrocelli. We entered into an Amended and Restated Employment Agreement with Mr. Petrocelli dated as of November 17, 2003 (the "Employment Agreement"), providing for the employment of Mr. Petrocelli as Chairman of the Board, President and Chief Executive Officer. The Employment Agreement provided a base salary in the amount of $750,000 which was subsequently increased by the Compensation and Stock Option Committee to $800,000 effective January 2006. The rationale for such compensation is set forth above. The Employment Agreement further provides for the potential payment of bonuses to Mr. Petrocelli as determined by the Compensation and Stock Option Committee.

         The bonus paid to Mr. Petrocelli, is based on, among other things, the Company's prior year performance and the Company's total revenue for the previous year. At the Company's 2003 annual meeting of stockholders, the stockholders approved a proposal which provided that in any year that the total revenues of the Company exceed $50 million, the Chief Executive Officer would be entitled to receive a bonus.

         In the event of a change of control of the Company, as defined in the Employment Agreement, we will pay Mr. Petrocelli a lump sum severance payment equal to three years salary and purchase outstanding options owned by Mr. Petrocelli. The Employment Agreement provides for successive one-year terms, unless either we or Mr. Petrocelli gives the other written notice that the Employment Agreement is terminated, and also provides a death benefit which the Company secures through an insurance policy.

OTHER NAMED EXECUTIVE OFFICERS

         Compensation for the NEOs other than the Chief Executive Officer is determined by the Compensation and Stock Option Committee based upon consultation with the Chief Executive Officer, taking into account the same factors considered by the Compensation and Stock Option Committee in determining the Chief Executive Officer's compensation, described above.

         The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.


                            ELEMENTS OF COMPENSATION

BASE SALARY

         Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by companies in our industry and locale. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

PERFORMANCE-BASED COMPENSATION

         We structure our incentive compensation to reward executive officers based on our performance and the individual executive's contribution to that performance. This allows executive officers to receive such compensation based on the results that they helped us to achieve in the previous year. Such bonuses are determined based, first, upon the level of achievement of the Company of its strategic and operating goals and, second, upon the level of personal achievement of each participant. The achievement of personal goals includes the actual performance of the Company for which the executive officer has responsibility as compared to the planned performance thereof, other individual contributions, the ability to manage and motivate reporting employees and the achievement of assigned projects. Bonuses are determined annually after the close of each fiscal year. The Compensation and Stock Option Committee believes that the incentive program provides incentives necessary to retain executive officers and reward them for annual company performance.

DISCRETIONARY LONG-TERM EQUITY INCENTIVE AWARDS

         The Compensation and Stock Option Committee of the Board of Directors is responsible for determining the individuals who will be granted options, the number of options each individual will receive, the option price per share, and the terms of the options, including the exercise and vesting period of each option. The number of stock options granted to each executive officer is determined based upon several factors, including the executive officer's salary grade, performance and the value of the stock at the time of grant. We grant options at the fair market value of the underlying stock on the date of grant. No stock options were granted in 2006, 2005 or 2004 and the Company does not anticipate granting stock options during 2007.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the Chief Executive Officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Company believes that the bonus received by Mr. Petrocelli in 2007 for services rendered during 2006 is "performance-based" since the Company's revenues exceeded $50 million for the year ended December 31, 2006, which is the performance criterion the Company is required to achieve in order for the Chief Executive Officer to be eligible to receive a bonus, as approved at the Company's 2003 Annual Meeting of Stockholders. In addition, the Company believes that any compensation received by executive officers in connection with the exercise of options granted under the Plan or the Joint Plan qualifies as "performance-based compensation."

OTHER ELEMENTS OF COMPENSATION AND PERQUISITES

         MEDICAL INSURANCE - The Company makes available various medical insurance plans, such as medical, dental and vision, to substantially all full-time employees of which employee coverages and contributions differ by segment. Each of our NEOs participates in these plans which policies cover the NEO's spouse and children.

         LIFE AND DISABILITY INSURANCE - The Company provides each NEO such disability and/or life insurance as it makes available to its other employees.

         RETIREMENT BENEFITS - The Company has a noncontributory defined benefit pension plan (the "Pension Plan") that covers substantially all full-time employees including the NEOs of the Company. The Company did not make any contributions to the Pension Plan for the year ended December 31, 2006. The Pension Plan provides defined benefits based on years of service and compensation level. Each of our NEOs are fully-vested in the Pension Plan.

         The Company also has a Supplemental Retirement and Death Benefit Program (the "Supplemental Program") which was terminated over ten years ago. All participants at that time retained their benefits under the plan. Messrs. Petrocelli and Miceli are included in this group. Under the Supplemental Program, participants, upon death or reaching a normal retirement age of 65, receive a supplemental benefit, as defined, in equal quarterly installments over a ten year period, as stated in the plan. Retirement benefits are proportionally reduced for early retirement at the age of 55 or thereafter, prior to attaining age 65.

         The Company provides most non-union employees a 401(k) Plan, which is a tax-qualified retirement savings plan under Section 401(k) of the Code. Eligible employees, who are 21 years of age and over, can participate on the first day of the calendar quarter following the date they have completed six months of service with the Company. Historically, the Company has not made matching contributions.

         PERQUISITES - The Company provides each NEO with perquisites that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key executive positions. The cost of these benefits constitutes a small percentage of the total executive officer compensation. We believe that these benefits are reasonable and allow our executives to maintain appropriate levels of visibility and to remain active in business, professional and social circles that may benefit our business. These perquisites include leased automobiles, club membership dues and personal use of other Company assets. Attributed costs of the perquisites for the NEOs for the fiscal year ended December 31, 2006 are included in the "Summary Compensation Table" under the column titled "All Other Compensation."

TERMINATION OR CHANGE IN CONTROL

         The only NEO that the Company has an employment contract with is Mr. Petrocelli. In the event of a change of control of the Company, as defined in the Employment Agreement, the Company shall pay Mr. Petrocelli a lump sum severance payment equal to three years salary at his current rate and purchase outstanding options owned by Mr. Petrocelli. The aggregate intrinsic value of the outstanding options owned by Mr. Petrocelli as of December 31, 2006 was $71,236,000, which represents the difference between the Company's closing stock price on such date ($29.53) and the exercise price of each option, multiplied by the number of "in-the-money" options.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Lorber is a member of the Compensation and Stock Option Committee of the Company. For information relating to transactions involving Mr. Lorber and the Company, see "Certain Relationships, Related Transactions and Director Independence."

                     COMPENSATION AND STOCK OPTION COMMITTEE
                      REPORT ON EXECUTIVE COMPENSATION (1)

         The Compensation and Stock Option Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussion, the Compensation and Stock Option Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.


                                        THE COMPENSATION AND STOCK
                                        OPTION COMMITTEE
                                        Howard M. Lorber
                                        Arnold S. Penner

(1) The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.




SUMMARY COMPENSATION TABLE

         The following table sets forth compensation, including costs paid by the Company related to certain perquisites, to the NEOs with respect to the fiscal year ended December 31, 2006.

                                                                                  CHANGE IN
                                                                                PENSION VALUE
                                                                               AND NONQUALIFIED
                                                                                   DEFERRED
                                                                                 COMPENSATION         ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR       SALARY        BONUS         EARNINGS (1)      COMPENSATION (2)     TOTAL (3)
---------------------------------------- --------  ------------  ------------  -----------------  -------------------  -------------
A.F. Petrocelli ........................   2006     $ 800,000     $ 750,000       $ 106,477            $ 74,597         $1,731,074
  CHAIRMAN OF THE BOARD,
  PRESIDENT AND CHIEF
  EXECUTIVE OFFICER

Michael T. Lamoretti ...................   2006       225,000       110,000           3,735              51,178            389,913
   VICE PRESIDENT - REAL
   ESTATE OPERATIONS

Anthony J. Miceli ......................   2006       250,000       130,000           8,982              14,774            403,756
  VICE PRESIDENT AND CHIEF
  FINANCIAL OFFICER

Michael J. Weinbaum ....................   2006       225,000       110,000           4,022              54,117            393,139
  VICE PRESIDENT - REAL
  ESTATE OPERATIONS

---------------
(1) This column reflects the sum of (a) the actuarial increase in the present value of accumulated benefits of the NEOs under the Pension Plan determined using the valuation method and material assumptions reported in Note 14 of the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and (b) the increase in present value of benefit payments due under the Supplemental Program for those participants.

(2) This column includes the total amount of all perquisites paid by the Company during 2006 for our NEOs. These amounts include the following (individually greater than $25,000 or 10% of the total amount of the perquisites received): (1) total automobile lease payments made by the Company of $35,672, $12,570, $13,431 and $13,448 for Messrs. Petrocelli,
     Lamoretti, Miceli and Weinbaum, respectively; and (2) club membership dues of $38,925, $35,045 and $37,106 for Messrs. Petrocelli, Lamoretti and Weinbaum, respectively. In addition, the Company has a proportionate interest a corporate aircraft that is available for use by the executive officers of the Company. The total cost of the proportionate interest in the corporate aircraft was approximately $382,000 during 2006.

(3) The values in this table were determined using the aggregate incremental cost to the Company and could differ substantially from those used for income tax purposes.

GRANT OF EQUITY AWARDS

         The Company did not grant any stock options in the fiscal year ended December 31, 2006 to any employees, including the NEOs.


OUTSTANDING EQUITY AWARDS AT YEAR-END

         The following table sets forth information regarding the outstanding options that have been granted to our NEOs under the Plan and the Joint Plan, but remain unexercised or unvested as of December 31, 2006.

                                                              OPTION AWARDS
------------------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF SECURITIES UNDERLYING
                                                        UNEXERCISED OPTIONS                      OPTION                OPTION
                                             -------------------------------------------        EXERCISE             EXPIRATION
                   NAME                        EXERCISABLE             UNEXERCISABLE             PRICE                  DATE
-------------------------------------------  ------------------     ---------------------   -------------------  -------------------
A.F. Petrocelli ............................      409,468                    --                  $ 8.50              6/18/2007
                                                  600,000                    --                   11.44              6/09/2008
                                                  600,000                    --                    7.03              7/14/2009
                                                  600,000                    --                    6.53              6/07/2010
                                                  600,000                    --                   11.93              6/12/2011
                                                  600,000                    --                   12.20              6/11/2012
                                                  454,000                    --                   21.80              6/10/2013


Michael T. Lamoretti .......................        5,000                    --                  $ 9.38              6/18/2007
                                                   18,000                    --                   12.58              6/09/2008
                                                   42,000                    --                   11.44              6/09/2008
                                                   60,000                    --                    7.03              7/14/2009
                                                   66,000                    --                   11.93              6/12/2011
                                                   66,000                    --                   12.20              6/11/2012
                                                   68,000                    --                   21.80              6/10/2013

Anthony J. Miceli ..........................       30,000                    --                  $ 9.38              6/18/2007
                                                    4,000                    --                   12.58              6/09/2008
                                                   56,000                    --                   11.44              6/09/2008
                                                   66,000                    --                   11.93              6/12/2011
                                                   66,000                    --                   12.20              6/11/2012
                                                   68,000                    --                   21.80              6/10/2013

Michael J. Weinbaum ........................       10,000                    --                  $ 9.38              6/18/2007
                                                   10,000                    --                    8.50              6/18/2007
                                                   18,000                    --                   12.58              6/09/2008
                                                   42,000                    --                   11.44              6/09/2008
                                                   60,000                    --                    7.03              7/14/2009
                                                   20,000                    --                    6.53              6/07/2010
                                                   66,000                    --                   11.93              6/12/2011
                                                   66,000                    --                   12.20              6/11/2012
                                                   68,000                    --                   21.80              6/10/2013

OPTIONS EXERCISED

         The following table sets forth information regarding option exercises by Mr. Miceli during 2006. Messrs. Petrocelli, Lamoretti and Weinbaum did not exercise any options during 2006.


                                                    NUMBER OF
                                                     SHARES           VALUE
                                                   ACQUIRED ON     REALIZED ON
                 NAME                               EXERCISE         EXERCISE
-----------------------------------------------  ---------------  --------------
Anthony J. Miceli .............................      95,000         $1,617,969

PENSION BENEFITS

         The following table sets forth the pension benefits for each NEO as of December 31, 2006 under the Company's Pension Plan or Supplemental Program.

                                                                         Number of
                                                                           Years          Present Value           Payments
                                                                         Credited         of Accumulated         During  Last
                Name                              Plan Name               Service            Benefits            Fiscal Year
----------------------------------------   -------------------------   ---------------  -------------------  --------------------
A.F. Petrocelli ........................         Pension Plan                32           $ 887,876 (1)               --
                                             Supplemental Program           N/A             126,351 (2)               --
Michael T. Lamoretti ...................         Pension Plan                15              19,229 (1)               --
Anthony J. Miceli ......................         Pension Plan                18              39,845 (1)               --
                                             Supplemental Program           N/A              40,753 (2)               --
Michael J. Weinbaum ....................         Pension Plan                15              20,510 (1)               --

---------------

(1) The present value of accumulated benefits were determined using the valuation method and material assumptions reported in Note 14 of the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

(2) This represents the present value of benefit payments due under the Supplemental Program.

         See "Other Elements of Compensation and Perquisites" included under "Executive Compensation" for additional information regarding the Pension Plan and Supplemental Program.

      CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

         The following sets forth the transactions involving the Company and its subsidiaries and its executive officers and/or Directors from January 1, 2006.

         The Company has a 50% interest in an unconsolidated limited liability corporation, whose principal assets are two distribution centers leased to Kmart Corporation. Also participating in this transaction were Mrs. Petrocelli, Mr. Penner, Mr. Lorber and the spouse of a director who together have approximately an 8% interest in this transaction. Mr. Petrocelli disclaims beneficial ownership of the participation interest held by his wife. The Company's share of income arising from this investment, accounted for as a leverage lease, was $279,000 in 2006.

         Hallman & Lorber Associates, Inc. ("H&L") provided pension plan services to the Company during its last fiscal year. The Company anticipates it will continue such relationship in this fiscal year. Mr. Lorber, a Director of the Company and Chairman of the Company's Compensation and Stock Option and Audit Committees, is a consultant to H&L.

         The Company has Indemnity Agreements with certain directors (individually, each an "Indemnitee"), indemnifying each Indemnitee against the various legal risks and potential liabilities to which such individuals are subject due to their position with the Company, in order to induce and encourage highly experienced and capable persons such as the Indemnitees to continue to serve as Directors of the Company.

         In March 2007, Messrs. Lamoretti, Miceli and Weinbaum exercised options to purchase 23,000, 30,000 and 20,000 shares of the Company's Common Stock, respectively, at exercise prices between $8.50 and $12.58 and sold such shares to the Company at a purchase price of $34.40 per share. The shares acquired by the Company were acquired pursuant to the Company's previously announced stock buy back plan.

DIRECTOR INDEPENDENCE

         Pursuant to AMEX rules, the Company is not required to have a majority of independent directors by virtue of the fact that it is a "controlled company" in that Mr. A.F. Petrocelli beneficially owns more than 50% of the Company's outstanding Common Stock. The Board of Directors has determined that the following Directors of the Company are independent directors under AMEX rules:
Howard M. Lorber, Robert M. Mann and Arnold S. Penner. As described above, the Company and Messrs. Lorber and Penner are involved in certain transactions. Notwithstanding such transactions, both Mr. Lorber and Mr. Penner are independent directors as such term is defined by AMEX Rule 121(A) of the AMEX listing standards.

                              INDEPENDENT AUDITORS

         The Audit Committee annually reviews the selection of the Company's independent auditors and has not appointed independent auditors for the year ending December 31, 2007 because the Audit Committee annually reviews such selection and solicits bids from independent accountants to audit the Company's financial statements.

         The Company's auditors for the year ended December 31, 2006 were GGK. A representative of GGK will be present at the Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire.

         Through September 30, 2005, GGK had a continuing relationship with American Express Tax and Business Services Inc. ("TBS") from which it leased auditing staff who were full-time, permanent employees of TBS and though which its partners provided non-audit services. Subsequent to September 30, 2005, this relationship ceased and GGK established a similar relationship with RSM McGladrey, Inc. ("RSM"). GGK has no full-time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

         The aggregate fees billed to or accrued by the Company by GGK, TBS and RSM for services performed for the years ended December 31, 2006 and 2005 are as follows:

                                                          2006         2005
                                                      ------------ -------------
Audit Fees .........................................    $ 93,000     $ 89,000
Audit Related Fees .................................      22,000       18,000
Tax Fees ...........................................     124,000       99,000
All Other Fees .....................................          --           --

AUDIT FEES

         The aggregate audit fees for the years ended December 31, 2006 and 2005 were primarily related to the audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10-Q.

AUDIT RELATED FEES

         Audit related fees for the years ended December 31, 2006 and 2005 were primarily incurred in connection with the audits of the Company's employee benefit plans and consultations related to implementation of Section 404 of the Sarbanes-Oxley Act.

TAX FEES

         Tax fees for the years ended December 31, 2006 and 2005 were primarily related to tax and other related services. For the years ended December 31, 2006 and 2005, tax fees, which do not include Financial Information System Design and Implementation fees, have been provided by TBS and RSM.

ALL OTHER FEES

         The Company did not engage GGK, TBS or RSM to provide any other services during the fiscal years ended December 31, 2006 and 2005.

                      PRE-APPROVAL POLICIES AND PROCEDURES

         All audit and non-audit services to be performed by the Company's independent accountants must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

         All of the engagements and fees for the Company's fiscal year ended December 31, 2006 were approved by the Audit Committee.

         The Audit Committee of the Board of Directors considered whether the provision of non-audit services by GGK was compatible with its ability to maintain independence from an audit standpoint and concluded that GGK's independence was not compromised.

                                  ANNUAL REPORT

         All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2006 Annual Report for the year ended December 31, 2006, which contains certified consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2006.

         ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO ANTHONY J. MICELI, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY AT UNITED CAPITAL CORP., 9 PARK PLACE, GREAT NECK, NEW YORK 11021.


                       PROCEDURES FOR CONTACTING DIRECTORS

         Stockholders may communicate with the Board, generally, or a specific Director, individually, at any time by writing to: Anthony J. Miceli, Secretary, United Capital Corp., 9 Park Place, Great Neck, New York 11021. The Secretary reviews all messages received from stockholders, and forwards those that reasonably involve a matter of stockholder interest intended for communication to the Board. Communications are sent as soon as practicable to the Director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board or the full Board depending upon the nature or subject matter of the communication. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not generally forwarded to the Board. The Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended and intended to be presented at the Company's 2008 Annual Meeting of Stockholders must be received by the Company at its principal office in Great Neck, New York no later than January 23, 2008 for inclusion in the proxy statement for that meeting.

         In addition, the Company's By-Laws require that a stockholder give advance notice to the Company of nominations for election to the Board of Directors and of other matters that the stockholder wishes to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). Such stockholder's notice must be given in writing, include the information required by the By-Laws of the Company, and be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at its principal offices. The Company must receive such notice not less than 45 days prior to the date in the current year that corresponds to the date in the prior year on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders. While the Company has not yet set the date of its 2008 Annual Meeting of Stockholders, if the Company mailed its proxy materials on May 22, 2008 (the date that corresponds to the date on which the proxy materials for the 2007 Annual Meeting are being mailed), notice of a director nomination or stockholder proposal made otherwise than in accordance with Rule 14a-8 would be required to be given to the Company no later than April 7, 2008.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                                          Anthony J. Miceli
                                          Secretary
May 22, 2007

                                                                      APPENDIX A

                              UNITED CAPITAL CORP.
                             AUDIT COMMITTEE CHARTER

                             -----------------------


                                  ORGANIZATION

         This charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess this charter at least annually and obtain the approval of the Board of Directors (the "Board"). The Committee shall be appointed by the Board and shall be comprised of at least three directors, each of whom shall be independent as defined by applicable American Stock Exchange ("AMEX") rules and regulations, as well as meet the criteria for independence set forth in the Securities Exchange Act of 1934, as amended (the "Act"). In general, members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members must not have participated in the preparation of the financial statements of the Company or any other current subsidiary of the Company at any time during the past three years and shall be financially literate, being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow, or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member shall have accounting or related financial management expertise and therefore, shall qualify as a "Financial Expert" as contemplated by the AMEX rules and the Act. The identity of such member(s) shall be disclosed in Periodic Filings as required by the Securities Exchange Act.

                               STATEMENT OF POLICY

         The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, registered public accounting firm, and management of the Company in discharging its oversight role. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

                         RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the registered public accounting firm are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring responsibilities of the Committee. The responsibilities are set forth as a guide with the understanding that the Committee may supplement them as appropriate including any changes required by them to carry out its duties, including those required by changes in the policies of AMEX.

         THE RESPONSIBILITIES OF THE COMMITTEE SHALL INCLUDE:

         1. Directly appointing, compensating, retaining and overseeing the registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and the registered public accounting firm shall report directly to the Committee;

         2. Reviewing this charter on an annual basis and updating it as conditions dictate;

         3. Providing oversight and monitoring of Company management, and the registered public accounting firm and their activities with respect to the Company's financial reporting process;

         4. Under its ultimate authority, evaluating and, where appropriate, replacing the registered public accounting firm;

         5. Discussing with the registered public accounting firm the overall scope and plans for their audit including their approach and independence, and discussing with the Company's accounting department the adequacy of staffing;

         6. Discussing with management, the Company's accounting department and the registered public accounting firm the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs;

         7. Reviewing the performance of the registered public accounting firm with the understanding of both management and the registered public accounting firm, that the registered public accounting firm is ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders;

         8. Resolving disagreements between Company management and the registered public accounting firm regarding financial reporting;

         9. Requesting from the registered public accounting firm a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and overseeing the maintaining of independence;

         10. Reviewing the interim financial statements with management and the registered public accounting firm prior to the filing of the Company's Quarterly Report on Form 10-Q;

         11. Discussing with the Company's registered public accounting firm the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

         12. Reviewing with management and the registered public accounting firm, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

         13. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A;

         14. Discussing the results of the quarterly review and any other matters required to be communicated to the Committee by the registered public accounting firm under generally accepted auditing standards;

         15. Discussing the results of the annual audit and any other matters required to be communicated to the Committee by the registered public accounting firm under generally accepted auditing standards;

         16. Reviewing the Committee's own structure, processes and membership requirements;

         17. Establishing procedures to receive and respond, on a confidential basis, to concerns regarding questionable accounting or auditing matters, or complaints (from employees and others) regarding the Company's accounting, internal accounting controls and audit matters;

         18. Pre-approve all non-audit services to be provided to the Company by the registered public accounting firm;

         19. Have the authority to consult with and retain legal, accounting and other experts in connection with the performance of its duties and responsibilities;

         20. Performing such other duties as may be requested by the Board, or as the Committee shall deem appropriate;

         21. Funding compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer;

         22. Funding compensation to any advisers employed by the Committee; and

         23. Funding ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

                                    MEETINGS

         The Committee will meet a minimum of four (4) times each fiscal year, at least once each quarter, with two face-to-face meetings with the outside auditors or more frequently as circumstances dictate in order to completely discharge its responsibilities as outlined in this charter. The Committee may establish its own schedule, which it will provide to the Board in advance.

         The Committee will meet separately with the registered public accounting firm as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

                               MINUTES AND REPORTS

         The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

         Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A, the Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with this charter.

                              UNITED CAPITAL CORP.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS--JUNE 19, 2007

The undersigned, a stockholder of United Capital Corp., a Delaware corporation (the "Company"), does hereby appoint A.F. Petrocelli and Anthony J. Miceli, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 9 Park Place, Great Neck, New York 11021, on June 19, 2007, at 10:00 A.M., Local Time, or at any adjournment or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes:

1.  ELECTION OF DIRECTORS:

The election of the following directors: Michael T. Lamoretti, Howard M. Lorber, Robert M. Mann, Anthony J. Miceli, Arnold S. Penner, A.F. Petrocelli and Michael
J. Weinbaum to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

    |_| FOR

    |_| WITHHOLD AUTHORITY TO
        VOTE FOR ANY NOMINEE(S),
        PRINT NAME(S) BELOW

--------------------------------------------------------------------------------

2.  DISCRETIONARY AUTHORITY:

To vote with discretionary authority with respect to all other matters which may come before the Meeting.

                                (Continued and to be Signed on the Reverse Side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT DIRECTORS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated May 21, 2007, and a copy of either the Company's Annual Report or Annual Report on Form 10-K for the year ended December 31, 2006.

                                Dated                                  ,  2007
                                     ----------------------------------

                                                                          (L.S.)
                                ------------------------------------------------
                                                   Signature

                                ------------------------------------------------
                                            Signature, if held jointly

                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                       CARD USING THE ENCLOSED ENVELOPE.